UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 13, 2005

                           SAFETEK INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                       33-22175                75-2226896
           --------                       --------                ----------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

                                 23 Aminadav St.
                             Tel Aviv, Israel, 67898
                             -----------------------
                    (Address of principal executive offices)

                                 +972-3-561-3465
              (Registrant's Telephone Number, Including Area Code)

                              21 Ahavat Zion Street
                             Tel Aviv, Israel 62153
               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant's Certifying Accountant.

Safetek International, Inc. (the "Registrant") has changed its principal independent accountants. On September 13, 2005, the Registrant dismissed Sherb & Co., LLP (the "Former Accountant") from serving as the Registrant's principal independent accountants. The Company is in the process of seeking new accountants. The decision to change accountants was recommended and approved by the Registrant's Board of Directors.

The Former Accountant was the independent registered public accounting firm for the Registrant during the period beginning with the Registrant's quarter ended September 30, 2004 and ending with their dismissal on September 13, 2005. The reports of the Former Accountant on the financial statements for the above period, including Form 10-KSB for the year ended December 31, 2004, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that the report(s) of the Former Accountant for the above period included a qualification in which the Former Accountant noted substantial doubt about the Registrant's ability to continue as a going concern. In addition, during the above period, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the Registrant's two most recent fiscal years nor through September 13, 2005.

The Registrant has provided the Former Accountant with a copy of this disclosure and has requested that the Former Accountant furnish it with a letter addressed to the U.S. Securities and Exchange Commission ("SEC") stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from the Former Accountant addressed to the SEC, dated September 14, 2005 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Section 8 - Other Events

Item 8.01. Other Events.

On September 15, 2005, the Registrant adopted the 2005 Employees/Consultants/Directors Stock Compensation Plan (the "Plan"), pursuant to which the Registrant is authorized to sell shares or stock options to certain eligible individuals who render services to the Registrant, including officers and selected key employees, advisors and consultants of the Registrant. The maximum number of shares that may be issued under the Plan is 10,600,000 shares of common stock. At the Registrant's discretion, any of the stock options granted under the Plan may be granted pursuant to Section 102 of the Israeli Income Tax Ordinance to eligible individuals that are Israeli residents. The price of shares sold under the Plan shall be determined by the Registrant, but shall not be less than 90% of the fair market value of shares. The price of stock options, the exercise price of such stock options, and the terms of the exercise of such stock options shall be determined by the Registrant.


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

On September 15, 2005, pursuant to the Plan, the Registrant authorized the grant of stock options under Section 102 of the Israeli Income Tax Ordinance for the purchase of an aggregate of 5,318,893 shares of its common stock to the following persons in the amount set forth next to their name: Jean-Pierre Elisha Martinez - 265,945; Gilad Yoeli - 265,945; Tamar Tzaban Nuhomov - 2,127,557; and Shay Goldstein - 2,659,446. The exercise price of such stock options is US$0.10 per share. The granting of such stock options is subject to (a) the execution of a stock option agreement by each optionee and (b) the approval of the appropriate Israeli tax authorities and the appointment of a trustee pursuant to
Section 102 of the Israeli Income Tax Ordinance.

For all the terms of the Plan reference is hereby made to the Plan, which is annexed hereto as Exhibit 99.1. All statements made herein concerning the Plan are qualified by references to said exhibit.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.          Not Applicable

(b) Pro forma financial information.                    Not Applicable

(c) Exhibits

      Exhibit 16.1 Letter from Sherb & Co., LLP to the Securities and Exchange Commission, dated September 14, 2005, on the change in the certifying accountant

      Exhibit 99.1 2005 Employees/Consultants/Directors Stock Compensation Plan, adopted by the Registrant on September 15, 2005.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SAFETEK INTERNATIONAL, INC.
                                       (Registrant)

                                       By: /s/ Shay Goldstein
                                           --------------------------
                                       Name: Shay Goldsten,
                                       Title: Chairman, Chief Executive Officer,
                                       Secretary, and Director

Date: September 19, 2005


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